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Exhibit 4.1

NUMBER	LIBERTY LIVEWIRE CORPORATION	SHARES
LLW	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CLASS A COMMON STOCK
CUSIP 530709 10 4 SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT

is the owner of

    FULLY-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.1 EACH OF THE CLASS A COMMON STOCK OF LIBERTY LIVEWIRE CORPORATION, transferable in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all of the terms and conditions contained in the Certificate of Incorporation of the Corporation and all amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF the Corporation has caused the facsimile signatures of its duly authorized officers to be hereunto affixed.

Date:

/s/	/s/

Vice President/Treasurer	Chief Executive Officer

Countersigned and Registered:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
(Jersey City, New Jersey)

Transfer Agent
and Registrar

By

Authorized Officer

LIBERTY LIVEWIRE CORPORATION

    The Corporation is authorized to issue Class A Common Stock, Class B Common Stock and one or more series of Preferred Stock. Each holder of Class A Common Stock is entitled to one vote for each share of such stock held, and each holder of Class B Common Stock is entitled to ten votes for each share of such stock held, on all matters presented to holders of Common Stock. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class. Each share of Class B Common Stock is convertible, at the option of the holder thereof, into one share of Class A Common Stock.

    THE CORPORATION WILL FURNISH TO EACH STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—		Custodian
				(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list

    For Value Received,            hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.	X	Signature
SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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LIBERTY LIVEWIRE CORPORATION